UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2020

RYDER SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11690 NW 105th Street		33178
Miami,	Florida	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (305) 500-3726

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	R	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.02 Results of Operations and Financial Condition

In order to preserve the flexibility to issue debt in the capital markets should conditions be favorable, Ryder System, Inc. (the Company) is providing a business update to address the effects of the ongoing coronavirus (COVID-19) pandemic on our business and the steps we are taking in mitigation. Our business is generally classified as an essential business by governmental authorities which allows us to continue providing crucial supply chain and transportation services to our customers.

The coronavirus (COVID-19) pandemic and measures to prevent its spread are affecting our businesses in a number of ways. We have seen deterioration in our Supply Chain Solutions (SCS) volumes primarily due to production shut downs in the automotive industry which represents a significant portion of our SCS revenue. Although our automotive customers generally expect to resume production in 4-6 weeks from now, this is subject to change based upon evolving conditions related to the pandemic. This could have a material negative impact on our SCS revenues and earnings.

We are seeing varying impacts with our SCS customers in non-automotive industries as well as with our Dedicated Transportation Solutions (DTS) customers, with some customers and industries experiencing lower volumes and others like consumer packaged goods experiencing significant volume increases. Lower volumes and revenues in our non-automotive SCS industries and in DTS have a lesser impact on our earnings as our fees are less transaction based.

Furthermore, as a result of government actions taken such as mandated shelter in place orders as well as the significant reduction in business activity across the United States, demand for our light and medium duty commercial rental trucks has decreased significantly and we expect lower demand to continue at least through the second quarter. Commercial rental demand for heavy duty tractors and trailers remains fairly stable. We also expect demand for our used vehicles to be adversely affected as a result of the general economic slowdown and we expect lower sales results at least through the second quarter.

With respect to our ChoiceLease product line, our customers have signed long-term lease contracts and, therefore, we do not expect our revenue and cash flows to be materially affected provided our customers remain solvent and continue to make their payments on their contractual obligations. We serve over 14,600 ChoiceLease customers over a wide range of industries. To date, we have not experienced any significant early termination of lease contracts. We are expecting a decrease in new ChoiceLease sales through the second quarter.

We are taking decisive steps to proactively address and attempt to mitigate any potential impact of COVID-19 on our business operations and liquidity. We are working proactively to cancel new vehicle orders that are cancellable, postpone noncancellable new vehicle orders and redeploy idle equipment among our customer base. These actions combined with lower lease fleet growth are expected to significantly reduce capital expenditures for new vehicles. We are also implementing actions which include lowering overhead costs and reducing discretionary spending. These actions are intended to benefit earnings and improve free cash flow.

Our liquidity position remains solid. We maintain a $1.4 billion global revolving credit facility with a syndicate of twelve lending institutions, which expires in September 2023. As of March 31, 2020, available borrowings under the credit facility was $417 million. Ryder also held $348 million in available cash in the U.S. and Canada as of March 31, 2020. In addition, on April 1, 2020, Ryder executed a $400 million 364-day unsecured term loan, the proceeds of which have been placed in cash accounts, and ultimately will be used for general corporate purposes. Ryder also has a fully-drawn $300 million trade receivables purchase and sale program that expires on June 11, 2020. We intend to renew this program on or before its expiration date.

We are unable to assess the impact of these trends on our financial results for the quarter or the year at this time. As a result of the uncertainty relating to the magnitude and duration of COVID-19, we are withdrawing our financial guidance issued on February 13, 2020 for the quarter ended March 31, 2020 and the fiscal year ending

December 31, 2020. We expect to provide an update on the impact of COVID-19 on our liquidity, business operations, financial condition and results of operations in our first quarter 2020 earnings release, during our first quarter 2020 earnings call and in our Form 10-Q for the quarter ended March 31, 2020.

Cautionary Note Regarding Forward-Looking Statements:
This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 related to the expected impact of the novel coronavirus (COVID‐19) pandemic. Such forward-looking statements include, without limitation, the expected impact of COVID-19 on automotive production volumes, demand for used vehicles, ChoiceLease sales levels, as well as the impact and adequacy of actions we have taken to reduce capital expenditures and improve liquidity in response to the outbreak. Words such as “expects,” “intends,” “believes,” variations of such words, and similar expressions are also intended to identify such forward-looking statements.
These forward-looking statements are subject to many risks, uncertainties and assumptions, all of which may cause outcomes to be materially different from any expected outcomes, expressed or implied, in these forward-looking statements. These risks and uncertainties include, without limitation, the continuing and developing effects and severity of the spread of COVID-19; the duration of the quarantine and shelter in place orders and the potential imposition of further restrictions on travel in the future; the full effect of the outbreak on the general economy and on the businesses of our customers and suppliers and their ability to make payments on their obligations; the remedial actions and stimulus measures adopted by local and federal governments; and other risks, uncertainties and assumptions discussed from time to time in the Company’s other public filings and public announcements, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. All forward-looking statements included in this Current Report are based on information available to the Company on the date hereof. New risks emerge from time to time.  It is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, the Company does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Item 8.01 Other Events
We are also filing this Current Report on Form 8-K for the purpose of supplementing the risk factors disclosed in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. Our risk factors are hereby updated as follows:
Risk Factor
The extent of the impact of the ongoing coronavirus outbreak, and measures taken in response thereto, on our business, results of operations and financial condition will depend on future developments, which are highly uncertain and cannot be predicted.

Our business is highly susceptible to changes in economic conditions.  Our products and services are directly tied to the production and sale of goods and, more generally, to the North American economy.  The rapid spread of the novel coronavirus (COVID-19), and the measures taken in response, have severely disrupted economic and commercial activity tied to the production and sale of goods, which have impacted supply chains and routes, and, as a result, transportation and supply chain companies such as ours have experienced slowdowns and reduced demand.

Furthermore, quarantines, shelter in place orders, labor shortages due to illness and otherwise, business and facility closures or other disruptions to our operations, or our customers’ operations, have also adversely impacted demand for our services and our ability to provide services to our customers. We have seen deterioration in our Supply Chain Solutions (SCS) volumes primarily due to production shut downs in the automotive industry which represents a significant portion of our SCS revenue. Although our automotive customers generally expect to resume production in 4-6 weeks from now, this is subject to change based upon evolving conditions related to the pandemic. This could have a material negative impact on our SCS revenues and earnings.

We are seeing varying impacts with our SCS customers in non-automotive industries as well as with our Dedicated Transportation Solutions (DTS) customers, with some customers and industries experiencing lower volumes and others like consumer packaged goods experiencing significant volume increases. Lower volumes and revenues in our non-automotive SCS industries and in DTS have a lesser impact on our earnings as our fees are less transaction based.

Furthermore, as a result of government actions taken such as mandated shelter in place orders as well as the significant reduction in business activity across the United States, demand for our light and medium duty commercial rental trucks has decreased significantly and, if such decrease in demand were to continue for a prolonged period or further deteriorate, it could have an adverse impact on our financial results. We also expect demand for our used vehicles to be adversely affected as a result of the general economic slowdown and, if such lower demand were to continue for a prolonged period, it could have an adverse impact on our financial results.

With respect to our ChoiceLease product line, our customers have signed long-term lease contracts and, therefore, we do not expect our revenue and cash flows to be materially affected provided our customers remain solvent and continue to make their payments on their contractual obligations. To date, we have not experienced any significant early termination of lease contracts. We are also expecting a decrease in new ChoiceLease sales and any prolonged decrease in sales activity could adversely affect our growth prospects.

The extent to which the COVID-19 outbreak impacts our business, results of operations and financial condition will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to the duration, spread, severity and impact of the COVID-19 outbreak, the effects of the outbreak on our customers and suppliers and the remedial actions and stimulus measures adopted by local and federal governments, and to what extent normal economic and operating conditions can resume. Even after the COVID-19 outbreak has subsided, we may continue to experience materially adverse impacts to our business as a result of any economic recession or depression that has occurred or may occur in the future. Furthermore, the financial condition of our customers may be adversely impacted which may result in an increase in bankruptcies or insolvencies, or a delay in payments, which may, in turn, impact our business, results of operations and financial condition.   In the event of a prolonged material economic downturn which has a material negative impact on our earnings and free cash flow, we may not be able to comply with our financial covenant in our global revolving credit facility which, in the absence of a bank waiver, would negatively impact our ability to borrow under that facility and negatively impact our liquidity position.

We periodically evaluate factors including but not limited to macroeconomic conditions, changes in our industry and the markets in which we operate and our market capitalization, as well as our reporting units’ expected future financial performance for purposes of evaluating asset impairments, including goodwill.  We believe that the impact of COVID-19 will negatively affect certain key assumptions used in our analysis; however, we will need to assess the severity and nature of the long-term impacts to determine if we may be required to record charges for asset impairments in the future.  At this time, it remains uncertain whether and to what extent we will need to record charges for impairments as a result of the recent and ongoing COVID-19 outbreak.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2020	RYDER SYSTEM, INC. (Registrant)
	By:	/s/ Scott T. Parker
Scott T. Parker Executive Vice President, Chief Financial Officer